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                                                                 EXHIBIT 10.10

                               PROMISSORY NOTE

$_________                                                 Dated: _____________

          FOR VALUE RECEIVED, the undersigned, _____________ (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of CELL THERAPEUTICS, INC. (the "Lender"), the principal sum of ______________________ DOLLARS ($___________), plus interest as set forth below, in one installment, on December 16, 2002.

          The Borrower further promises to pay interest on the outstanding principal amount of this Promissory Note from the date hereof until maturity at a rate per annum equal at all times to ___%. In the event that any amount of principal or interest, or any other amount payable hereunder, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to three percent (3%) in excess of the "prime rate" of interest as is then charged by The Bank of America National Trust & Savings Association. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          All payments hereunder shall be made in lawful money of the United States of America, to the Lender, at 201 Elliott Avenue West, Suite 400, Seattle, WA 98119, or at such other place or to such account as the Lender from time to time shall designate in a written notice to the Borrower.

          Whenever any payment of principal or interest hereunder shall be stated to be due, or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made or such other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in Seattle, Washington.

          Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Promissory Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest,

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as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Promissory Note under applicable law.

          The Borrower may prepay the outstanding amount hereof in whole or in part at any time, without premium or penalty. Together with any such prepayment the Borrower shall pay accrued interest on the amount prepaid. Any partial prepayment shall be applied to the principal hereof.

          So long as any amount payable by the Borrower hereunder shall remain unpaid, the Borrower will furnish to the Lender from time to time such information respecting the Borrower's financial condition as the Lender may from time to time reasonably request.

          The Borrower represents and warrants to the Lender that this Promissory Note does not contravene any contractual or judicial restriction binding on or affecting the Borrower and that this Promissory Note is the legal, valid and binding obligation of the Borrower enforceable against him in accordance with its terms.

          The occurrence of any of the following shall constitute an "Event of Default" under this Promissory Note:

          (1) the failure to make any payment of principal, interest or any other amount payable hereunder when due under this Promissory Note or the breach of any other condition or obligation under this Promissory Note, and the continuation of such failure or breach for five (5) days; or

          (2) the filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower.

          Upon the occurrence of any Event of Default, the Lender, at its option, may by notice to the Borrower, declare the unpaid principal amount of this Promissory Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Promissory Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind.

          The Borrower agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys' fees and disbursements) which the Lender incurs in connection with enforcement or attempted enforcement of this Promissory Note, or the protection or preservation of the Lender's rights under this Promissory Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

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          The Borrower hereby waives diligence, demand, presentment, protest or further notice of any kind. The Borrower agrees to make all payments under this Promissory Note without setoff or deduction and regardless of any counterclaim or defense.

          No single or partial exercise of any power under this Promissory Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Lender in exercising any right under this Promissory Note shall operate as a waiver of such right or any other right hereunder.

          This Promissory Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Promissory Note and their respective successors and assigns. The Borrower may not assign or transfer this Promissory Note or any of its obligations hereunder without the Lender's prior written consent.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAW OF THE STATE OF WASHINGTON (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES, OTHER THAN THOSE DIRECTING APPLICATION OF WASHINGTON LAW).


                                        _____________________________________
                                        Name:

                                        Address:

                                        _____________________________________

                                        _____________________________________

                                        _____________________________________


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